                                 SCHEDULE 14A
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       SIZELER PROPERTY INVESTORS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                            Kenner, Louisiana 70062


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2002



To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Sizeler Property Investors, Inc. (the "Company") will be held at the Four Seasons Resort, 2800 South Ocean Boulevard, Palm Beach, Florida, on Friday, May 10, 2002, at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To consider and take action on an amendment to the Company's 1996 Stock Option Plan, as amended, (i) to increase the total number of shares of common stock available under the plan, (ii) to increase the number of shares of common stock with respect to which options may be granted to non-employee directors individually and as a group, and (iii) to modify the definition of a "change of control."

     3. To consider and take action on an amendment to the Company's 1994 Directors' Stock Ownership Plan, as amended, to increase the number of shares of common stock granted to non-employee directors on an annual basis.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 22, 2002 are entitled to receive notice of and to vote at the Meeting or any adjournments thereof.

     The Company's Board of Directors would like to have as many stockholders as possible present or represented at the Meeting. If you are unable to attend in person, please vote, sign, date and return your enclosed proxy card promptly or use the convenience of telephone or

Internet to authorize the Proxies to vote your shares. Postage is not required for mailing proxy cards in the United States. The Company will reimburse stockholders mailing proxy cards from outside the United States for the cost of mailing.


                                   By Order of the Board of Directors



                                   THOMAS A. MASILLA, JR.
                                   President


DATED: April 9, 2002


 STOCKHOLDERS ARE URGED TO AUTHORIZE THE PROXIES TO VOTE YOUR SHARES USING TELEPHONE OR INTERNET VOTING OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                   April 9, 2002



                        SIZELER PROPERTY INVESTORS, INC.
                            2542 WILLIAMS BOULEVARD
                           KENNER, LOUISIANA   70062

                                   __________


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2002


     The following information is furnished in connection with the Annual Meeting of Stockholders of Sizeler Property Investors, Inc. (the "Company") to be held on Friday, May 10, 2002, at 10:00 a.m., local time, at the Four Seasons Resort, 2800 South Ocean Boulevard, Palm Beach, Florida (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 2542 Williams Boulevard, Kenner, Louisiana 70062. A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S CORPORATE OFFICES OR FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT WWW.SEC.GOV. This Proxy Statement, Annual Report and the form of proxy will first be sent to stockholders on or about April 9, 2002.


                    SOLICITATION AND REVOCABILITY OF PROXIES


     The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

     The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, e-mail or other electronic means, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained InvestorCom, Inc. ("ICOM") to assist with the solicitation of proxies and will pay ICOM a fee of $6,000 plus reimbursement of out-of-pocket expenses for its services.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     The record date for determining shares of common stock, $0.0001 par value per share ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 22, 2002. On that date there were 12,479,671 Shares outstanding. The holders of Shares are generally entitled to one vote for each Share on each matter submitted to a vote at a meeting of stockholders.
Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes cast at the Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. The approval of the amendments to the Company's 1996 Stock Option Plan and the 1994 Directors' Stock Ownership Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

     The presence, in person or by properly executed proxy, of the holders of Shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Shares is necessary to constitute a quorum. Shares represented by a properly signed, dated and returned proxy card and Shares represented by a proxy authorized via telephone or the Internet will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Meeting as to any proposal as to which the broker does not vote.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) owned beneficially, as of February 14, 2002, more than five percent of the outstanding Shares except as described in the following table:

                                         AMOUNT AND
                                          NATURE OF      PERCENTAGE
           NAME AND ADDRESS              BENEFICIAL       OF SHARES
         OF BENEFICIAL OWNER              OWNERSHIP    OUTSTANDING (1)
         -------------------             -----------   ---------------
Sidney W. Lassen
2542 Williams Boulevard
Kenner, LA 70062                             730,095 (2)          5.9%

Deer Isle Partners, L.P.
Deer Isle Management, L.L.C.
David M. Brown
860 Fifth Avenue
Suite 18A
New York, NY 10021                           741,300 (3)          5.9%

Palisade Capital Management, L.L.C.
One Bridge Plaza
Suite 695
Fort Lee, NJ 07024                           703,400 (4)          5.6%

_______________________

(1) Based on the number of Shares outstanding on March 22, 2002 which was 12,479,671 Shares.

(2) These Shares include (i) 7,500 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Lassen;
     (ii) 227,500 Shares Mr. Lassen has the right to acquire pursuant to exercisable options granted under the Company's 1986 Stock Option Plan (the "1986 Option Plan") and the Company's 1996 Stock Option Plan, as amended (the "1996 Stock Option Plan"); (iii) 82,500 Shares owned directly by Sizeler Realty Co., Inc. ("Sizeler Realty"), in which a beneficial minority interest is owned by Mr. Lassen and the balance is owned by the family of Mr. Lassen's wife and her parents' estates; (iv) 60,000 Shares owned by a limited liability company of which Mr. Lassen is manager and Mr. Lassen's wife owns an approximately 26% interest; and (v) 18,000 Shares owned by a Lassen family partnership. These Shares do not include (i) 11,800 Shares with respect to which Mr. Lassen's daughter, Jill L. Botnick, has voting and investment power; (ii) 5,000 Shares held by Mr. Lassen's wife; and
     (iii) 30,000 Shares owned by I. William Sizeler, brother of Mr. Lassen's wife. Mr. Lassen disclaims beneficial interest in, and voting or investment power over, the Shares described in the preceding sentence; and he disclaims beneficial interest in all the Shares held by the limited liability company and in all but 1.9% of the Shares held by the Lassen family partnership, respectively items (iv) and (v) in the first sentence of this note.

(3) Based upon a Schedule 13G dated April 13, 2000 filed with the SEC that indicates that Mr. Brown has sole voting and dispositive power with respect to 18,000 Shares and shared voting and dispositive power with respect to 723,300 Shares, 666,200 Shares of which is shared with Deer Isle Management, L.L.C. and Deer Isle Partners, L.P. Mr. Brown is the managing member of Deer Isle Management, L.L.C., which is the general partner of Deer Isle Partners, L.P.

(4) Based upon a Schedule 13G dated January 29, 2002 filed with the SEC by Palisade Capital Management, L.L.C. ("Palisade"), that indicates that Palisade has sole voting power with respect to 691,000 Shares and sole dispositive power with respect to 703,400 Shares.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Shares beneficially owned as of February 14, 2002 by each director, nominee for director, executive officer, and by the directors and executive officers of the Company as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                                        PERCENT
                                           AMOUNT AND NATURE           OF SHARES
NAME                                     OF BENEFICIAL OWNERSHIP     OUTSTANDING (1)
----                                    ------------------------   ---------------
J. Terrell Brown.......................           40,750 (2)                *
Francis L. Fraenkel....................          180,685 (3)              1.4%
Harold B. Judell.......................           66,033 (4)                *
Sidney W. Lassen.......................          730,095 (5)              5.9%
Thomas A. Masilla, Jr. ................          206,596 (6)              1.7%
James W. McFarland.....................           40,500 (7)                *
Richard L. Pearlstone..................           65,848 (8)                *
Theodore H. Strauss....................           70,600 (9)                *
James W. Brodie........................           64,564 (10)               *
Robert A. Whelan.......................           27,804 (11)               *
All directors and
 executive officers as a group.........       1,493,475 (12)             12.0%

_____________________________
 *   Indicates ownership of less than 1%.

(1) Based on the number of Shares outstanding on March 22, 2002 which was 12,479,671 Shares.

(2) Includes 28,000 Shares Mr. Brown has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(3) Mr. Fraenkel has sole voting power with respect to 19,000 Shares and sole dispositive power with respect to 136,685 Shares. Includes 25,000 Shares Mr. Fraenkel has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan and 25,000 Shares he has the right to acquire beneficial ownership of pursuant to the conversion of the Company's convertible subordinated debentures due July 15, 2003.

(4) Includes 26,693 Shares Mr. Judell has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan, the Company's 1989 Stock Option Plan and the 1996 Stock Option Plan.

(5)  See note (2) to table under "Security Ownership of Certain Beneficial
     Owners."

(6) Includes (i) 20,170 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Masilla and
     (ii) 174,500 Shares Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(7) Includes 29,000 Shares Mr. McFarland has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(8) Mr. Pearlstone shares voting and investment power over 12,000 of these Shares as co-trustee of certain trusts and has an economic interest in another 12,000 of these Shares as the beneficiary of certain trusts. Includes 26,000 Shares Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(9) Includes 30,000 Shares Mr. Strauss has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(10) Includes 61,250 Shares Mr. Brodie has the right to purchase pursuant to options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(11) Includes (i) 4,213 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Whelan and
     (ii) 22,500 Shares Mr. Whelan has the right to purchase pursuant to exercisable options granted under the 1996 Stock Option Plan.

(12) See notes (2) through (11) above.


                           1.   ELECTION OF DIRECTORS


INFORMATION CONCERNING DIRECTORS

     The Company's Articles of Incorporation and Bylaws, as amended, provide that the number of directors will be not less than one and not more than fifteen and that the directors will be divided into three classes containing as nearly equal a number of directors as possible, with one class standing for election each year. The board has set the number of directors at eight effective at the Meeting, and two of those directors are to stand for election at the Meeting. Each person so elected will serve until the 2005 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The affirmative vote of a plurality of the votes cast at the Meeting is necessary for election of a director.

     The directors recommend a vote FOR the directors standing for election listed below. Unless instructed otherwise, proxies will be voted FOR these nominees. Although the directors do not contemplate that either of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The following table sets forth information regarding the directors standing for election and directors whose terms continue beyond the Meeting.


NAME, TENURE AND                         PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY       AGE   EXPERIENCE FOR PAST FIVE YEARS (1)
--------------------------------   ---   -------------------------------------------
                       DIRECTORS STANDING FOR ELECTION
Francis L. Fraenkel                 69   Managing Director of Neuberger Berman
 Director since 1993                     since December 2000; Prior to December
                                         2000, Managing Director of Delta Capital
                                         Management, LLC (investment
                                         management) since April 1999; Chairman
                                         of Delta Capital Management, Inc. prior to
                                         April 1999. (2)

NAME, TENURE AND                         PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY       AGE   EXPERIENCE FOR PAST FIVE YEARS (1)
--------------------------------   ---   -------------------------------------------
Sidney W. Lassen                    67   Chairman of the Board and Chief Executive
 Chairman of the Board and               Officer of the Company; Chairman of the
  Chief Executive Officer                Board and Chief Executive Officer of
  since 1986                             Sizeler Realty.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

Thomas A. Masilla, Jr.              55   Vice Chairman of the Board since 1994,
 Vice Chairman of the Board              President and Principal Operating Officer
  since 1994, President and              since 1995 and Chief Financial Officer
  Principal Operating Officer            from 1996 through May 1999.
  since 1995, Director since
  1986

James W. McFarland                  56   Dean of A.B. Freeman School of Business,
 Director since 1994                     Tulane University.

Theodore H. Strauss                 77   Senior Managing Director with Bear
 Director since 1994                     Stearns & Co. Inc.

                   DIRECTORS WHOSE TERMS EXPIRE IN 2004

J. Terrell Brown                    62   Chairman of GMFS, LLC (mortgage
 Director since 1995                     lending) since May 1999.  Prior to May
                                         1999, Chairman and Chief Executive
                                         Officer of United Companies Financial
                                         Corporation (financial services). (3)

Harold B. Judell                    87   Senior partner in the law firm of Foley &
 Director since 1986                     Judell, LLP; Chairman of the Board of
                                         Dauphine Orleans Hotel Corporation.

Richard L. Pearlstone               54   President of The Pearlstone Group, Inc.
 Director since 1986                     (investments) since 1995; Chief Executive
                                         Officer of Cross Keys Asset Management,
                                         Inc. (investment advisors) since November
                                         1986; and Chief Executive Officer of SNP
                                         Management LLC (management company)
                                         since November 1999.


___________________________
(1) Unless otherwise stated, each director has held the position indicated for at least the past five years.

(2) On April 1, 1999, Delta Capital Management, Inc. reorganized into a limited liability company and changed its name to Delta Capital Management, LLC.

(3) On March 1, 1999, United Companies Financial Corporation announced that it was reorganizing under Chapter 11 of the United States Bankruptcy Code.

OTHER TRUSTEESHIPS AND DIRECTORSHIPS

     The directors of the Company serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

NAME                           COMPANY
----------------------         ----------------------------------
Sidney W. Lassen............   Hibernia Corporation

James W. McFarland..........   Stewart Enterprises, Inc.

Theodore H. Strauss.........   Clear Channel Communications, Inc.
                               Hollywood Casino Corporation
                               Texas Capital Bankshares


COMMITTEES AND MEETING DATA

     The Executive Committee of the Board of Directors consists of Messrs. Judell, Lassen, Masilla, McFarland, Pearlstone and Strauss. It has all the authority of the Board of Directors (except for action relating to certain fundamental corporate changes) between board meetings, including the authority to declare a dividend and to authorize the issuance of stock. The Executive Committee did not meet in 2001.

     The Strategic Planning Committee, which was formed in 2001, consists of Messrs. Judell, McFarland and Brown. The Strategic Planning Committee met five times during 2001. The Strategic Planning Committee is responsible for developing and evaluating strategic initiatives for the Company.

     The Audit Committee of the Board of Directors consists of Messrs. Brown, Fraenkel, Judell and McFarland. The Audit Committee met five times during 2001. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective action; review and monitor the Company's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft quarterly and annual financial statements, earnings releases and key accounting and/or reporting matters; and review the activities and recommendations of the Company's financial staff. See "-- Audit Committee Report" below and the Audit Committee Charter attached to this Proxy Statement as Appendix A.

     The Compensation Committee consists of Messrs. Judell, McFarland and Strauss. The Compensation Committee met one time during 2001. The function of the Compensation Committee is to review the compensation program for executive officers and to administer the 1986 Option Plan and the 1996 Stock Option Plan.

     The Company does not have a separate nominating committee or any committee performing a similar function. The Board handles all nomination matters.

     During 2001 the full Board of Directors met on six occasions. All directors attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees of the Board on which such director served.

     Audit Committee Report. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four directors, Messrs. Brown, Fraenkel, Judell and McFarland, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors and amended in 2001. A copy of the amended charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the SEC.

                              THE AUDIT COMMITTEE

                              J. TERRELL BROWN, Chair
                              FRANCIS L. FRAENKEL
                              HAROLD B. JUDELL
                              JAMES W. McFARLAND


EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers:

NAME, TENURE AND                                PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY              AGE   EXPERIENCE FOR PAST FIVE YEARS (1)
---------------------------------------   ---   --------------------------------------------
Sidney W. Lassen.......................    67   See table under "Information Concerning
   Chairman of the Board and                    Directors."
   Chief Executive Officer since
   1986

Thomas A. Masilla, Jr. ................    55   See table under "Information Concerning
   Vice Chairman of the Board                   Directors."
   since 1994, President and
   Principal Operating Officer
   since 1995 and Director since
   1986

Robert A. Whelan.......................    34   Chief Financial Officer of the Company
   Chief Financial Officer since                since May 1999.  Real Estate Consultant for
   1999                                         Ernst & Young/Kenneth Leventhal Real
                                                Estate Group prior to joining the Company.

James W. Brodie........................    33   Vice President of the Company since 1991;
   Vice President since 1991 and                Secretary of the Company since 1999;
   Secretary since 1999                         Assistant Secretary from 1997 to 1999.

___________________________
(1) Unless otherwise stated, each executive officer has held the position indicated for at least the past five years.


EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table contains information with respect to the annual and long-term compensation for the years ended December 31, 2001, 2000 and 1999 for the Company's chief executive officer and each other person who was an executive officer of the Company on December 31, 2001 who received cash compensation in excess of $100,000 during 2001 (the "Named Officers").

                                                                        Long Term
                                                     Annual           Compensation
                                                  Compensation            Awards
                                              --------------------   ----------------      All Other
Name and Principal Position            Year    Salary    Bonus (1)   Options/SARs (2)   Compensation (3)
------------------------------------   ----   --------   ---------   ----------------   ----------------
Sidney W. Lassen                       2001   $325,000    $75,000             35,000            $32,500
     Chairman of the Board and         2000    325,000     50,000             35,000             32,500
     Chief Executive Officer           1999    305,000     51,850             30,000             30,500

Thomas A. Masilla, Jr.                 2001   $260,000    $50,000             25,000            $26,000
     Vice Chairman of the              2000    250,000     40,000             25,000             25,000
     Board, President and              1999    235,000     39,950             20,000             23,500
     Principal Operating Officer

Robert A. Whelan (4)                   2001   $142,000    $ 8,000             15,000            $14,200
     Chief Financial Officer           2000    135,000      8,000             15,000             13,500

James W. Brodie (5)                    2001   $180,000    $20,000             15,000            $18,000
   Secretary and Vice President        2000    165,000     20,000             15,000             16,500
   Acquisitions and
   Development

-----------------------
(1) This amount was paid one-half in Shares and one-half in cash.

(2) These options were granted under the 1996 Stock Option Plan.

(3) These amounts were paid under a nonelective deferred compensation agreement with each Named Officer, pursuant to which an amount of deferred compensation was credited annually to a bookkeeping account maintained for them. Upon the Named Officer's election to retire at age 65, earlier termination of employment or death, the Company will pay him his vested interest in his account.

(4) Mr. Whelan joined the Company as Chief Financial Officer in May 1999 and his compensation for 1999 did not exceed $100,000.

(5) Mr. Brodie became an executive officer of the Company effective January 1, 2000.

     Option Grants. The following table gives information with respect to option grants made to the Named Officers during 2001. The information regarding potential realizable value assumes that the price of the Shares will appreciate at the compounded percentage rate set forth in the table during the entire term of the option. There can be no assurance that such appreciation will occur.


                                                                                            Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                                  of Stock Price
                                                                                                 Appreciation for
                                     Individual Grants                                              Option Term
-------------------------------------------------------------------------------------------    --------------------
                                                   Percent of
                                 Number of            Total
                                 Securities       Options/SARs       Exercise
                                 Underlying        Granted to        of Base
                                Options/SARs        Employees         Price      Expiration
           Name                 Granted (#)      in Fiscal Year       ($/Sh)        Date          5% ($)     10% ($)
           ----                 ------------     ---------------    ----------   ----------    --------    --------
            (a)                     (b)                (c)             (d)           (e)          (f)         (g)
Sidney W. Lassen...............    35,000 (1)                35%        $8.47        2/7/11    $186,436    $472,465
  Chairman of the Board and
   Chief Executive Officer

Thomas A. Masilla, Jr. ........    25,000 (2)                25%        $8.47        2/7/11    $133,168    $337,475
  Vice Chairman of the
   Board, President and
   Principal Operating
   Officer

Robert A. Whelan...............    15,000 (3)                15%        $8.47        2/7/11    $ 79,901    $202,485
  Chief Financial Officer

James W. Brodie................    15,000 (3)                15%        $8.47        2/7/11    $ 79,901    $202,485
  Secretary and Vice
   President Acquisitions
   and Development

___________________________
(1) Becomes exercisable with respect to 17,500 Shares on February 8, 2002, and 17,500 Shares on February 8, 2003.

(2) Becomes exercisable with respect to 12,500 Shares on February 8, 2002, and 12,500 Shares on February 8, 2003.

(3) Becomes exercisable with respect to 7,500 Shares on February 8, 2002, and 7,500 Shares on February 8, 2003.

     Option Exercises and Fiscal Year End Values. No Named Officer exercised options during 2001. The following table shows information with respect to the value of unexercised options held by the Named Officers as of December 31, 2001. Valuation calculations for unexercised options are based on the closing price ($9.02) of a Share on the New York Stock Exchange on December 31, 2001.


             Aggregated Options/SAR Exercises with Last Fiscal Year
                          and FY-End Option/SAR Values
                          ----------------------------

                                                                            Value of
                                          Number of Unexercised     Unexercised In-The-Money
                                             Options/SARs at             Options/SARs at
                                          December 31, 2001 (#)       December 31, 2001 ($)
           Name                         Exercisable/Unexercisable   Exercisable/Unexercisable
           ----                         -------------------------   -------------------------
Sidney W. Lassen.....................         192,500/52,500             $49,050/$37,100
     Chairman of the Board and
      Chief Executive Officer

Thomas A. Masilla, Jr. ..............         150,500/37,500             $37,500/$26,500
     Vice Chairman of the Board,
      President and Principal
      Operating Officer

Robert A. Whelan.....................           7,500/22,500             $ 7,650/$15,900
     Chief Financial Officer

James W. Brodie......................          46,250/22,500             $17,556/$15,900
     Secretary and Vice President
      Acquisitions and Development

     Agreements with Executive Officers. The Company has entered into an agreement with each of its executive officers. Each agreement has a two-year term that is extended automatically each month so that the remaining term of the agreement is 24 months. Each such officer is entitled to a minimum base salary under his agreement ($325,000 for Mr. Lassen; $260,000 for Mr. Masilla; $142,000 for Mr. Whelan; and $180,000 for Mr. Brodie). The board may terminate an agreement at any time with no further obligation upon a finding that an officer has breached or neglected his duties, and an officer may resign at any time upon 30 days' notice. The board may also terminate an agreement at any time without cause; in that event, or upon death or disability, the officer is entitled to 24 months continued salary and (except in the case of death or disability) benefits. Provisions for termination of employment upon a change in control supersede the agreements' regular termination provisions. "Change in control" is defined, subject to various qualifications, as the acquisition by a person or group of beneficial ownership of 25% or more of the Shares; or the election of a member of the board whose nomination or election was not approved by a majority of the members of the board who were members of the board on the date of the agreement or whose election to the board was previously so approved; or a merger or similar transaction after which the Company's stockholders hold 50% or less of the voting securities in the resulting entity. If, within 24 months of a change in control, either the Company terminates an officer's employment for reasons other than a willful breach of duty that is demonstrably and materially injurious to the Company or disability, or the officer resigns because of certain changes in the circumstances of his employment (including the assignment to the officer of duties inconsistent with his prior position; reduction in salary; and relocation), the officer is entitled to three times the sum of (i) his annual salary, (ii) one-half the amount of the bonuses and nonelective deferred compensation paid or credited to him in the past 24 months, and (iii) the amount the Company would have contributed for the officer for a year under its defined contribution plan. In addition, the officer is entitled to a portion of the incentive bonus he would have earned for the year of termination (proportionate to the part of the year elapsed by termination), continuation of life and health insurance benefits for up to 36 months, and reimbursement for out-placement expenses not in excess of $20,000. The agreements provide that if the receipt of benefits in connection with a change in control would subject an officer to excise tax under section 280G of the Code, then the officer will also receive a cash gross-up payment so that he will realize the same amount net after-tax that he would have realized had the excise tax not been applicable.

     Compensation Committee Report. During 2001, the members of the Company's Compensation Committee were Messrs. McFarland (Chairman), Judell and Strauss. The Compensation Committee believes that the primary goals of the Company's compensation policies should be as follows:

     . To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions in companies with which the Company competes for employees.

     . To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Share ownership by executive officers.

     In furtherance of these policies the Company adopted the agreements with officers and non-elective deferred compensation agreements which are described elsewhere in this Proxy Statement. The Company also adopted an Incentive Award Plan. The Compensation Committee believes that the employment agreements provide the Company's executive officers with sufficient compensation and security in their present positions. The non-elective deferred compensation agreements provide future benefits to the executive officers for retirement. The Compensation Committee believes that the Incentive Award Plan will align the interests of the executive officers with those of the stockholders by (i) basing incentive awards on funds from operations ("FFO") per share, which the Company and the real estate investment trust industry believe to be an important measure of the financial performance of a real estate investment trust, and (ii) paying 50% of each incentive award in Shares. The Incentive Award Plan also grants the Compensation Committee discretion to make awards less than those indicated by the Incentive Award Plan's targets if the Compensation Committee believes that reduction is appropriate. The Compensation

Committee will continue to evaluate the Company's compensation program to determine whether it is providing the incentives for which it is intended.

     The Compensation Committee believes that the main purpose of base compensation is to provide sufficient compensation to the executive officers of the Company relative to salary levels for other real estate investment trusts and the officer's level of responsibility. With respect to Mr. Lassen, the Company's chief executive officer, the Committee considered a number of factors in setting the compensation set forth in the agreement with him, the most important of which were the level of compensation paid to chief executive officers of other real estate investment trusts relative in size to the Company and the success of the Company's program instituting operating efficiencies, controlling costs and increasing rental rates and percentages leased, which was developed under Mr. Lassen's direction, and the success of the Company in raising capital during 2001.

     In determining compensation to be paid to the executive officers of the Company other than Mr. Lassen in 2001, the Compensation Committee designed its compensation policies to align the interests of the executive officers of the Company with the Company's business strategies. These policies are intended to reward executives for putting into effect the Company's long-term business strategies and for enhancing stockholder value, while at the same time providing sufficient compensation to executives so that the Company can retain the services of executives whose abilities are critical to the Company's long-term success.

     The Compensation Committee believes that long term stock-based incentive compensation encourages senior management to operate in a manner consistent with the interests of the Company's stockholders. In 2001, the Company granted Mr. Lassen an option to purchase 35,000 Shares, Mr. Masilla an option to purchase 25,000 Shares and each of Messrs. Whelan and Brodie an option to purchase 15,000 Shares.

     The Compensation Committee administers an Incentive Award Plan adopted by the Company in 1994. The purpose of the Plan is to reward eligible officers of the Company on the basis of their contribution to the Company. In August of 2001, the Company completed the sale of its Camelot Shopping Center, representing the disposition of a mature property in a market not part of the Company's current geographic focus. In October of 2001, the Company became fully self-managed by completing the acquisition of Sizeler Real Estate Management Co., Inc. In December of 2001, the Company raised approximately $28.6 million of new equity from the issuance of 3,450,000 new shares of common stock, initially using the proceeds to pay down floating rate bank debt. During 2001, the Company increased revenues while containing controllable operating expenses. These operating results were partially offset by increased real estate taxes and insurance costs. For the twelve months ended December 31, 2001, basic funds from operations increased $787,000 to $13.7 million, compared to $12.9 million earned for the same period a year ago. On a per share basis, basic funds from operations was $1.65 on weighted average shares of 8,313,000 for the twelve months of 2001, compared to $1.62 on weighted average shares of 7,950,000 for the same period in 2000. The larger number of average shares in 2001 was due to new shares being issued from the Company's direct stock purchase and dividend reinvestment plan, as well as new shares issued from the public equity offering completed in December 2001. Considering all of the above factors, among others, the Compensation Committee granted bonuses to executive officers totaling $153,000 (paid one-half in cash and one-half in shares of the Company).

                                    JAMES W. McFARLAND
                                    HAROLD B. JUDELL
                                    THEODORE H. STRAUSS
                                    Members of the Compensation Committee


     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement and any portion thereof into any filing under the Securities Act of 1933, as amended or under the Exchange Act and shall not otherwise be deemed filed under such acts.


PERFORMANCE COMPARISON

     Set forth below is a line graph comparing the percentage change in the cumulative total return to stockholders on the Shares over the five years ended December 31, 2001 against the cumulative total return of a Peer Group of diversified real estate investment trusts, the Standard & Poor's 500, the Wilshire REIT Index and the Wilshire RE Securities Index. The companies contained in the Peer Group are listed in the footnote below.

                        [Performance Graph Appears Here]


===================================================================================================
INDEX                              12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
---------------------------------------------------------------------------------------------------
The Company                          100.00     118.75     108.44     111.50     106.82     153.20
---------------------------------------------------------------------------------------------------
Sizeler Custom Peer Group (1)        100.00     124.35     123.08     114.88     149.84     171.06
---------------------------------------------------------------------------------------------------
Wilshire REIT Index                  100.00     119.65      99.30      96.74     126.77     142.43
---------------------------------------------------------------------------------------------------
Wilshire RE Securities Index         100.00     119.76      98.89      95.75     125.17     138.25
---------------------------------------------------------------------------------------------------
S&P 500                              100.00     133.37     171.44     207.52     188.62     166.22
==================================================================================================

(1)  The Peer Group consists of the following companies in addition to the
     Company: BNP Properties, BRT Realty Trust, Colonial Properties Trust, Cousins Properties Incorporated, CV REIT, Inc., Duke Realty Corporation, EastGroup Properties, Inc., EQK Realty Investors (data through Sept. 11,
     2000), Glenborough Realty Trust, Inc., HMG/Courtland Properties, Inc., Income Opportunity Realty Investors, Inc., Kramont Realty Trust,

     Lexington Corporate Properties Trust, MGI Properties (data through Sept. 27, 2000), Property Capital Trust (data through June 4, 1999), Presidential Realty Corporation, Pennsylvania Real Estate Investment Trust, Pittsburgh & West Virginia Railroad, Transcontinental Realty Investors, and Washington Real Estate Investment Trust.


DIRECTORS' FEES

     Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers are compensated in accordance with the Company's 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). The Directors' Plan provides for a stock award of 1,500 Shares (2,000 Shares in the event the stockholders approve the proposal to amend the Directors' Plan) to be made to each director annually on the first business day following January 15. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90% of the value of the Shares for which the director elects the cash substitute. Directors are also paid a meeting fee of $1,000 per board meeting and $500 per committee meeting. In addition, directors who are not also employees of the Company were granted an option to purchase 5,000 Shares on February 8, 2001 for a purchase price of $8.47 per Share pursuant to the 1996 Stock Option Plan.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed pursuant to Section 16(a) of the Exchange Act or written representations from directors and executive officers required to file such reports, the Company believes that all such filings required of its executive officers and directors were timely made.


MANAGEMENT AGREEMENTS

     On October 5, 2001, the Company completed the acquisition of Sizeler Real Estate Management Co., Inc. (the "Management Company") from Sizeler Realty and the Management Company became a wholly-owned subsidiary of the Company. Mr. Lassen, Chairman of the Company's Board of Directors, owned a minority beneficial interest in the Management Company with the balance owned by members of his wife's family and her parents' estates. The purchase price for this acquisition was $3,050,000. This transaction was approved unanimously by the Company's Board of Directors, after receiving the recommendation of a committee of independent directors and a fairness opinion from an independent financial advisor. As a result of this transaction the Company is now fully self-managed, consistent with the general trend of real estate investment trusts throughout the country.

     Subsidiaries of the Company have contracts (the "Management Agreements") with the Management Company. Under the Management Agreements, the Management Company performs leasing and management services with respect to the operation of all of the Company's properties, including accounting and data processing services, collecting rents, making repairs, cleaning and maintenance, etc. Upon request of the Company, the Management Company performs or causes to be performed advertising, promotion, market research and management information services.

     Under the Management Agreements, the annual management fee is paid ratably on a monthly basis and is calculated based upon .65% of the Company's gross investment in real estate at the beginning of each year (as shown on the Company's audited financial statements for the previous year), and is adjusted for acquisitions or dispositions of property during a year effective upon the acquisition or disposition. Previously, at the end of each year, the management fee was adjusted (either upward or downward) by the percentage increase or decrease in the Company's FFO per Share compared to the previous year. During 2001, subsidiaries of the Company paid the Management Company $2,800,000 consisting of management and leasing fees and reimbursement for certain administrative expenses.

     Prior to the Company's acquisition of the Management Company, the directors of the Company not affiliated with Sizeler Realty or the Management Company (the "Unaffiliated Directors") were required to determine that the compensation the Company contracted to pay for management services was reasonable in relation to the nature and quality of services performed and that such compensation was within the limits prescribed in the Management Agreements. The determination was to be based upon such factors as the Unaffiliated Directors deem appropriate, including the size of the fee in relation to the size, composition and profitability of the Company's real property interests under management, the rates charged to other real estate investment trusts and to investors other than real estate investment trusts by firms performing similar services, the amount of additional revenues realized by such firm and its affiliates for other services performed for the Company's properties under management (including income, conservation or appreciation of capital) and the quality of those properties. During 2001 and prior to the Company's acquisition of the Management Company, the Unaffiliated Directors determined that the compensation the subsidiaries of the Company contracted to pay for management services was reasonable.


CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Company holds its interest in the Westland Shopping Center pursuant to a long term ground lease with Westland Shopping Center LLC (the "LLC"), expiring on December 31, 2046. The LLC is owned by an entity of which an officer and director and his wife and her brother and brother's wife own interests. The Company was charged ground rent of $61,000 in 2001, $55,000 in 2000 and $56,000 in 1999.

     The Company leases approximately 14,000 square feet at the Westland Shopping Center to Sizeler Realty. Under this lease, Sizeler Realty paid annual rent, including expense reimbursements, of $105,300 in 2001, $103,000 in 2000,
and $104,000 in 1999.   The Management Company reimbursed Sizeler Realty for
approximately $15,000 of these expenses in 2001. The lease expires January 31, 2007 and the lease provides for one remaining five-year renewal option.

     In March 1991, the Company purchased a one-half interest in the Southwood Shopping Center, a 40,000 square foot community shopping center in Gretna, Louisiana, from Sizeler Realty Co.(LaPalco), Inc. ("LaPalco"), a wholly-owned subsidiary of Sizeler Realty, for $900,000. The Southwood Shopping Center is subject to a ground lease from an entity in which Sidney W. Lassen and his wife, and I. William Sizeler, Mrs. Lassen's brother, and his wife own interests.
The ground lease's term runs through March 31, 2031. The rent under the ground lease is 50% of cash flow (after debt service and certain other adjustments described below) up to a maximum of $225,000 and in the event the rental payment shall reach $225,000 in any year, it shall remain fixed at $225,000 for each year thereafter. No ground rent was payable in 2001. The Company and LaPalco each contributed their one-half interests in the Southwood Shopping Center to a partnership. Under the terms of the partnership agreement, the Company is to receive a preferential return equal to 11.25% of (i) its initial contributions to the partnership (valued at $900,000) plus (ii) any subsequent contributions less (iii) any distributions to the Company from sums available from sale or refinancing. Profit and loss allocations after this preferential allocation and the distribution of a like sum to LaPalco will be based on respective ownership interests. Payments of rent under the ground lease are subordinate to payment of the Company's preferential return. LaPalco is the primary obligor on a mortgage note payable with a principal balance of approximately $1,027,000 on December 31, 2001 and maturing in September 2004, secured by the Southwood Shopping Center guaranteed by Sizeler Realty, which LaPalco was obligated to satisfy out of its partnership distributions or other sources. In the event of a sale of the Southwood Shopping Center, proceeds would be distributed as follows: first, to the Company in the amount of any unpaid preferential return plus the amount of its contributions; second, to LaPalco in an amount equal to the greater of the amount distributed to the Company or the amount of financing still outstanding; and finally, to the partners in accordance with their respective interests.

     The Company through wholly-owned subsidiaries, owns its interests in Southland Mall, North Shore Square Mall, Gonzales Plaza, Hammond Square Mall, Westgate Shopping Center, Westland Shopping Center, Airline Park Shopping Center, Azalea Gardens Shopping Center, Colonial Shopping Center, Steeplechase Apartments, Garden Lane Apartments, Georgian Apartments, Colonial Manor Apartments, Magnolia Place Apartments, Governors Gate Apartments and developable land through limited liability companies or partnerships in which the Company has a 99% interest and its partner has a 1% interest. In each case, its partner is a wholly-owned subsidiary of Sizeler Realty.

     See "--Management Agreements" for information concerning the Company's acquisition of the Management Company as well as the compensation by the Company of the Management Company pursuant to the Management Agreements and the prior affiliation of a Company director and officer with the former parent company of the Management Company.


                   2.  PROPOSAL TO AMEND THE SIZELER PROPERTY
                       INVESTORS, INC. 1996 STOCK OPTION PLAN

     At the Meeting, the stockholders will be asked to vote on a proposal to approve the amendments to the 1996 Stock Option Plan. The approval of the amendments to the 1996 Stock Option Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The directors recommend a vote FOR adoption of the amendments to the 1996 Stock Option Plan. Unless otherwise instructed, proxies will be voted FOR adoption of the amendments to the 1996 Stock Option Plan.

     Appendix B to this Proxy Statement sets forth the text of the 1996 Stock Option Plan, as amended. The following description of the 1996 Stock Option Plan contains summaries of certain provisions of the 1996 Stock Option Plan and is qualified in its entirety by reference to the 1996 Stock Option Plan itself.


SUMMARY OF THE 1996 STOCK OPTION PLAN

     The 1996 Stock Option Plan, as amended subject to stockholder approval, authorizes the issuance of up to 1,800,000 Shares pursuant to options granted to key employees and directors of the Company during the ten year period beginning February 1, 1996. Before amendment, the plan authorized the issuance of up to 600,000 Shares. An option entitles the optionee to purchase Shares at the exercise price specified in the option; in order to obtain the Shares, the optionee must pay the exercise price in cash, Shares, or a combination of both.

     Non-Employee Director Options. Under the 1996 Stock Option Plan, the Board of Directors determines, in its discretion, the non-employee directors who are to receive options, the number of Shares that may be issued under such options, and when such options shall be granted, subject to three limits. The first limit, which was not amended, is that the maximum number of Shares with respect to which options may be granted to any one non-employee director during a calendar year is 10,000. As amended, subject to stockholder approval, the other two limits are: (i) the total number of Shares with respect to which options may be granted to any one non-employee director during the term of the plan is 60,000 Shares; and (ii) the aggregate number of Shares with respect to which options may be granted to non-employee directors as a group is 500,000 Shares. Before amendment, these two limits had been: 25,000 Shares for any one non-employee director during the term of the plan and 125,000 Shares in the aggregate for non-employee directors as a group. The exercise price for options granted to non-employee directors is the average of the high and low sales price for a Share on the exchange on which Shares are listed on the date of grant. Such options are exercisable in full six months after the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a director or employee. Options granted to non-employee directors are non-qualified options, that is, options that are not incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Key Employee Options. The Compensation Committee of the Board of Directors determines, in its discretion, the officers and employees who are to receive options, the number of Shares that may be issued under such options, the terms, conditions, and periods of exercisability of such options, and whether such options shall be incentive stock options under section 422 of the Code or non-qualified options. Under the 1996 Stock Option Plan, the Compensation Committee must be composed of non-employee directors.

     Options granted to officers and employees are exercisable no earlier than twelve months after the date of grant and expire ten years after the date of grant or, if earlier, upon the termination of the optionee's employment, except that options exercisable on the date of termination of employment remain exercisable for specified periods after that date, but not beyond ten years after the date of grant. The Compensation Committee may determine the exercise price of options granted to officers and employees, but the price may not be less than the average of the high and low sales price for a Share on the exchange on which Shares are listed on the date of grant.

     General Provisions. Outstanding options are subject to adjustment in the event of a stock dividend, stock split, or other change in the Company's capital structure. As amended subject to stockholder approval, the 1996 Stock Option Plan provides that upon a change of control of the Company, all outstanding options would automatically become fully exercisable and the Compensation Committee would have discretion to adjust options further. Before amendment, the acceleration of exercisability upon a change of control would have been within the discretion of the Compensation Committee rather than automatic. As amended, subject to stockholder approval, the definition of change of control under the 1996 Stock Option Plan includes the acquisition of at least 25 percent of the voting power of Shares by a person or group, the election of a director without the approval of a majority of directors whose election was previously so approved, or a merger after which the Company's stockholders do not have at least 50 percent voting control of the survivor. Before amendment, the definition of change of control included a merger in which the Company was not the survivor, a sale of substantially all the Company's assets, and a change in ownership of 45 percent of Shares through concerted action. The Board of Directors may amend the 1996 Stock Option Plan except that an amendment that would (i) materially increase the cost of the plan to the Company, (ii) increase the number of Shares that may be issued under the plan (other than increases by reason of a stock dividend or stock split), (iii) change the class of persons eligible to receive options under the plan, (iv) extend the term of the plan, or
(v)
provide for the administration of the plan other than by a committee composed entirely of non-employee directors, requires the approval of the stockholders of the Company.


RECENT AWARDS

     Each non-employee director received grants of options for 5,000 Shares of common stock in 2001 (subsequent to the annual meeting of stockholders in 2001) and 5,000 Shares in 2002. These awards were subject to stockholder approval of the amendments to the 1996 Stock Option Plan at the next-occurring meeting of stockholders, which is the meeting to which this proxy statement pertains. If the amendments are not approved, each non-employee director will receive options for 4,333 Shares in lieu of the 10,000 Shares initially awarded.

     In 2002 the directors approved option grants to management, including the Named Officers, also subject to stockholder approval of the proposed amendments to the 1996 Stock Option Plan. The grants of options to each Named Officer and to all other optionees as a group and the adjustments in the options if the amendments are not approved are set forth in the following table and the footnote:

                                    Options Awarded by
    Name of Optionee             Compensation Committee (1)
-------------------------        --------------------------

Sidney W. Lassen.................          35,000
Thomas A. Masilla, Jr. ..........          25,000
Robert A. Whelan.................          15,000
James W. Brodie..................          17,500
All other optionees .............          28,000
                                           ------
               TOTAL                      120,500 Shares

___________________________
(1) If the amendments are not approved, the option award to each optionee will be reduced by approximately 48%.


FEDERAL TAX TREATMENT OF THE 1996 STOCK OPTION PLAN

     An optionee granted a non-qualified stock option will not recognize income for federal income tax purposes upon the grant of the option but will, upon the exercise of the option, recognize ordinary income equal to the amount by which the fair market value of the Shares acquired through the exercise of the option exceeds the exercise price of the option.

     When an optionee exercises a non-qualified option, the Company is entitled to a deduction for federal income tax purposes equal to the amount of income recognized by the optionee upon the exercise of the option, provided any federal income tax withholding requirements are satisfied.

     An employee granted an incentive stock option under section 422 of the Code will not recognize income for federal income tax purposes upon the grant or exercise of the option. However, the amount by which the fair market value of the Shares acquired through the exercise of the incentive stock option exceeds the exercise price of the option is an item of tax preference for the purpose of computing the employee's alternative minimum taxable income for the year of exercise.

     The Company is not entitled to a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option. However, if within one year of an employee's acquisition of Shares through the exercise of an incentive stock option the employee disposes of the Shares, the employee will recognize ordinary income and the Company will be entitled to a deduction in the year of the disposition equal to the amount by which the fair market value of the Shares on the date of exercise (or, in certain cases, if lower, the amount of the proceeds of the disposition) exceeds the exercise price of the option.

     An optionee's basis for determining capital gain or loss on the sale or exchange of Shares acquired through the exercise of an option will be, in the case of a non-qualified option, the exercise price of the option plus any ordinary income recognized upon the exercise of the option, or, in the case of an incentive stock option, the exercise price of the option plus, if the sale or exchange occurs within one year of the employee's acquisition of the Shares, any ordinary income recognized on the sale or exchange.


                   3. PROPOSAL TO AMEND THE SIZELER PROPERTY
              INVESTORS, INC. 1994 DIRECTORS' STOCK OWNERSHIP PLAN


     At the Meeting, stockholders will be asked to vote on a proposal to approve the adoption of an amendment to the Company's 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). The approval of the amendment to the Directors' Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The directors recommend a vote FOR adoption of the amendment to the Directors' Plan. Unless otherwise instructed, proxies will be voted FOR adoption of the amendment to the Directors' Plan.

     The description of the Directors' Plan set forth below is qualified in its entirety by the text of the Directors' Plan, which is set forth in Appendix C to this Proxy Statement.

SUMMARY OF THE DIRECTORS' PLAN

     The Directors' Plan provides for the payment of annual fees to directors of the Company who are not employees of the Company. The Directors' Plan is intended to encourage directors to increase their proprietary interest in the Company by receipt of their annual fees in the form of Shares. The Directors' Plan provides for a stock award to be made to each director annually on the first business day following January 15. A newly-appointed or elected director shall also receive a stock award, provided the director's appointment or election precedes October 1 of a year. As amended, subject to stockholder approval, effective January 15, 2002, the number of Shares of common stock in each such award would be 2,000. Prior to amendment, the number was 1,500. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90 percent of the value of the Shares for which the director elects the cash substitute. For purposes of the Directors' Plan, the value of a Share is deemed to equal the average closing price of a share on the exchange on which Shares are listed on the last five days on which Shares were traded prior to the date of receipt of the annual stock award. The Board of Directors may amend or terminate the Directors' Plan, provided, however, that no amendment that would materially increase the benefits accruing to directors may be made without stockholder approval.

AMOUNT OF AWARDS FOR 2002

     Each director, except Mr. Lassen and Mr. Masilla (who are salaried officers), was granted an award of 2,000 Shares on January 15, 2002, subject to stockholder approval. The award would be reduced to 1,500 Shares in the event the stockholders do not approve this proposal. No directors elected cash.

                              4.   OTHER MATTERS


     The directors know of no business to be brought before the Meeting other than as set forth above. If, however, any other business should properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS


     The Board of Directors has appointed KPMG LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2002. KPMG LLP has audited the books of the Company since 1995. A representative of KPMG LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

     During the fiscal year ending December 31, 2001, KPMG LLP provided various audit and non-audit services to the Company as follows:

     Audit Fees. The aggregate fees billed to the Company by KPMG LLP during the fiscal year 2001 for the audit of the Company's annual financial statements and the review of those financial statements in the Company's quarterly reports on Form 10-Q totaled $75,000.

     Financial Information Systems Design and Implementation Fees. Our independent auditors did not render information technology services to us during the fiscal year ending December 31, 2001.

     All Other Fees. The aggregate fees billed by our independent auditors for professional services rendered to us during fiscal year 2001, other than the audit services referred to above, were approximately $185,000 and primarily included services rendered to us in connection with tax preparation, tax consulting services and fees related to review of the Company's registration statements filed with the Securities and Exchange Commission.

     The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected KPMG LLP's independence.


                      STOCKHOLDER PROPOSALS FOR THE 2003
                        ANNUAL MEETING OF STOCKHOLDERS


PROPOSALS IN COMPANY'S PROXY STATEMENT

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2003 Annual Meeting of Stockholders must be received by the Company at its office at 2542 Williams Boulevard, Kenner, Louisiana 70062 no later than December 10, 2002.


PROPOSALS TO BE INTRODUCED AT THE ANNUAL MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT

     For any stockholder proposal to be presented in connection with the 2003 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Company's Chairman of the Board in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Chairman of the Board at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     Under the Company's Bylaws, based upon an initial mailing date of April 9, 2002, for this Proxy Statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2003 Annual Meeting of Stockholders but not intending the proposal to be included in the Company's proxy materials should give written notice to the Company's Chairman of the Board not later than January 9, 2003 and not earlier than December 10, 2002.

     The advance notice provisions in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of the advance notice and eligibility provisions with respect to the Company, are set forth in Article II, Section 9, 11 and 12 of the Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Chairman of the Board of the Company at 2542 Williams Boulevard, Kenner, Louisiana 70062.

                              By Order of the Board of Directors


                              THOMAS A. MASILLA, JR.
                              President

Kenner, Louisiana

                                                                      Appendix A

                        SIZELER PROPERTY INVESTORS, INC.
                                (the "Company")
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    A committee of the Board of Directors is designated as the Audit Committee ("Committee"). The Audit Committee shall be composed of three or more directors, one of whom shall be Chairman, as determined from time to time by the Board of Directors. Each member of the Audit Committee ("Member") shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board of Directors, may interfere with the exercise of that Member's independence. In determining whether any Member is independent, the Board of Directors will be guided by the definition of "Independent" contained in the Corporate Responsibility provisions of the New York Stock Exchange Listed Company Manual as amended from time to time ("Listed Company Manual"). The Committee's Members shall have such additional qualifications as required by the Listed Company Manual.

STATEMENT OF POLICY

    The Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company's financial reports.

RESPONSIBILITIES

    In carrying out its responsibilities, the Committee shall maintain free and open means of communication among its Members, the independent auditors, and the financial management of the Company. The Audit Committee's policies and procedures should remain flexible, to react to changing conditions and to achieve and maintain a standard that the corporate accounting and reporting practices of the Company are in accordance with accounting principles generally accepted in the United States of America, and of the highest quality.

    In carrying out these responsibilities, The Committee will:

1.  Review this Charter on an annual basis and update it as conditions dictate.

2. Review with management the Company's annual financial statements, including significant changes in accounting principles or their application.

3. Review with the independent auditors their audit report on the annual financial statements, including the application of the Company's accounting principles; and discuss with the independent auditors and management their judgment as to the quality of the Company's accounting principles.

4. Based on the Committee's review and discussion of the Company's annual financial statements with management and the independent auditors, recommend to the Board that the annual financial statements be included in the Company's Annual Report on Form 10-K.

5. With respect to the independent auditors' audit of the Company's annual financial statements and review of its quarterly financial statements, discuss with the independent auditors those matters described in Statement on Auditing Standards 61, as amended or supplemented from time to time.

6. Review the audit plans and activities of the independent auditors and their coordination with the Company's financial management.

7. Recommend to the Board the selection or replacement of the independent auditors, taking into consideration independence and effectiveness. As part of such process, obtain from such auditors, and discuss with them, the disclosures regarding independence required by Independence Standards Board Standard No. 1, as amended or supplemented from time to time.

8. Review the fees paid to the independent auditors with respect to all services.

9. Review with management and the independent auditors the adequacy of the Company's internal controls and management's responses with respect to recommendations for internal control improvements.

10. Meet with the Company's chief executive officer (CEO) and financial management and with the independent auditors in separate executive sessions to discuss any matters which the Committee or the CEO or financial management believe should be discussed privately with the Committee.

11. Report Committee actions to the Board of Directors, with such recommendations as the Committee deems appropriate.

12. Report to stockholders in the Company's annual proxy statement on those matters required by Securities and Exchange Commission Rules.

13. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

14. Consider such other matters with respect to the Company's financial affairs, internal controls and financial management, and audits as the Committee may deem advisable.

15. Hold such regular and special meetings of the Committee as shall be appropriate to carry out the Committee's responsibilities and comply with any requests of the Board of Directors.

                                                                      Appendix B



                       SIZELER PROPERTY INVESTORS, INC.
                          1996 STOCK OPTION PLAN, as
                        amended through March 22, 2002



1.   PURPOSE.

     The purpose of the Sizeler Property Investors, Inc. 1996 Stock Option Plan ("Plan") is to offer officers, key employees and directors of Sizeler Property Investors, Inc. (the "Company") the opportunity to own shares of Common Stock of the Company and receive cash payments based on the performance of Common Stock and, by doing so, to increase the incentive for such employees and directors to put forth maximum effort for the success of the Company's business. The Plan is intended to enhance the Company's ability to attract and retain highly qualified persons for the successful conduct of its business.

2.   DEFINITIONS.

     As used in this Plan:

     (a) "Common Stock" means the common stock, $0.0001 par value, of the Company.

     (b) "Key Employees" means officers and other key employees of the Company.

     (c) "Fair Market Value" of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock if the Company's stock is listed on an exchange or the average between the bid and the asked price for that date if the shares are traded over-the-counter (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

     (d) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, and may refer to either an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or a non-qualified stock option, that is, a stock option that is not an incentive stock option.

     (e) "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board that the Board has appointed to administer the Plan. The Committee shall consist of two or more members of the Board of Directors of the Company who are Non-Employee Directors. Members of the Committee shall be disinterested persons as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule.

     (f) "Non-Employee Director" means a director of the Company who is not, and has not been for a period of at least one year prior to that date as of which the determination is made, an employee of the Company.

     (g)   "Change of Control" means:

          (i) any person (which, for all purposes this Section 2(g), shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert who or that becomes the beneficial owner, directly or indirectly, of securities of the Company representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 25 percent or more of the combined voting power of the Company's then outstanding securities; provided that for the purposes of this Section 2(g), (A) "voting power" means the right to vote for the election of directors, and (B) any determination of percentage of combined voting power shall be made on the basis that all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group that are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants, or other rights that may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and no such convertible securities have been converted by any other Person and no such options, warrants, or other rights have been exercised by any other Person and provided further that "Person" shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding shares of Common Stock organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, Sidney W. Lassen, together with his spouse, descendants, and any trust established for the benefit of Sidney W. Lassen, his spouse, and descendants or any one or more of them, or Sizeler Realty Co., Inc.; or

          (ii) there shall be elected or appointed to the Board of Directors of the Company any director or directors whose appointment or election to the board or nomination for election by the Company's stockholders was not approved by a vote of at least a majority of the directors then in office who were directors on February 15, 2002, or whose election or appointment or nomination for election was previously so approved; or

          (iii) a reorganization, merger, consolidation, combination, corporate restructuring, or similar transaction (an "Event"), in each case, in respect of which the beneficial owners of the outstanding voting securities of the Company immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company and any resulting Parent in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding voting securities of the Company.

     (h) "Parent" shall mean any entity that directly or indirectly through one or more entities owns or controls more than 50 percent of the voting stock or Common Stock of the Company.

     (i) "Subsidiary" shall mean any entity 50 percent or more of the equity securities of which is owned or controlled, directly or indirectly, by the Company.

3.   ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4.   SHARES AVAILABLE.

     A total of 1,800,000 shares of Common Stock of the Company shall be available for grant under the Plan, of which a maximum of 500,000 shares may be issued to Non-Employee Directors upon the exercise of non-qualified stock options granted pursuant to Section 5(c). The aggregate number of shares that may be subject to an Option shall not exceed the available number of shares. Upon the expiration or termination in whole or part of any unexercised Option, the shares of Common Stock subject to such Option shall again be available for grant under the Plan.

5.   GRANT OF OPTIONS.

     (a) The Company may grant Options to Key Employees to purchase shares of Common Stock under the Plan.

     (b) The Committee shall select the Key Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of shares to be subject to each Option. No incentive stock option shall be granted to any employee who, at the time the incentive stock option would be granted, owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company.

     (c) (i) Automatic grants of Options were made to Non-Employee Directors before February 5, 1999, pursuant to the following provisions of this Section 5(c)(i); no Options shall be granted pursuant to Section 5(c)(i) after February 4, 1999. Each person who first becomes a Non-Employee Director after February 1, 1996, and before February 5, 1999, will automatically be granted on the date such person becomes a Non-Employee Director a non-qualified stock option to purchase 5,000 shares of Common Stock. On the first business day of January in each calendar year following the calendar year in which a Non-Employee Director is first granted an Option to purchase Common Stock pursuant to this Section 5(c), or, in the case of a person who became a Non-Employee Director prior to February 1, 1996, on the first business day of January, the Non-Employee Director will automatically be granted a non-qualified stock option to purchase 2,000 shares of Common Stock, provided the optionee continues to be a Non-Employee Director on such date, and provided further that no Options shall be granted pursuant to this sentence after February 4, 1999. Notwithstanding the foregoing sentence, each optionee who is a Non-Employee Director on August 16, 1996, will be granted on that date a non-qualified stock option to purchase 2,000 shares of Common Stock less the number of shares of Common Stock, if any, for which an option is granted to that Non-Employee Director on that date pursuant to the Company's 1986 Stock Option Plan, as amended; any Non-Employee Director who is granted an Option to purchase shares of Common Stock on August 16, 1996, pursuant either to the preceding clause or to the Company's 1986 Stock Option Plan or both, shall not be granted the Option which would otherwise be granted under this Plan on the first business day of January 1997.

          (ii) After February 4, 1999, the Company shall grant Options to purchase shares of Common Stock to Non-Employee Directors pursuant to Section 5(c)(iii) of the Plan.

          (iii) The Board of Directors shall select the Non-Employee Directors to whom Options are to be granted after February 4, 1999, and shall determine when Options are to be granted and the number of shares of Common Stock to be subject to each Option, provided, however, that the maximum number of shares with respect to which Options may be granted to any one Non-Employee Director in any one calendar year (including Options granted pursuant to Section 5(c)(i)) shall be 10,000.

          (iv) The aggregate number of shares of Common Stock with respect to which Options may be granted to any one Non-Employee Director pursuant to this
Section 5(c) during the term of the Plan shall not exceed 60,000.

6.   TERMS OF OPTIONS GRANTED TO KEY EMPLOYEES.

     Each Option granted to a Key Employee under the Plan shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

     (a) The purchase price of each share of Common Stock subject to an Option shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

     (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

     (c) An Option may require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

     (d) The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee at the time the Option is granted, in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

     (e) An Option shall not be assignable or transferable by the employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the employee's lifetime, only by him.

     (f) An Option may require that the optionee sell back to the Company any shares acquired pursuant to the exercise of the Option upon the termination of the optionee's employment with the Company at the then Fair Market Value of the shares as determined by the Committee, if such shares have not been registered under applicable securities laws or if there is no public market for such shares of the Company's Common Stock.

     (g) Unless the Committee shall specify otherwise, the right of each optionee to exercise his Option to purchase the number of shares to which his Option initially related shall accrue on a cumulative basis as follows:


          (i)       One year after the Option is granted: 1/4

          (ii)      Two years after the Option is granted: 1/4

          (iii)     Three years after the Option is granted: 1/4

          (iv)      Four years after the Option is granted: 1/4

     (h) Each agreement relating to an Option granted to a Key Employee shall state the extent to which such Option is intended to be either an incentive stock option or a nonqualified stock option.

     (i) Any Option that has not already expired, shall expire upon the termination of the optionee's employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

          (i) An optionee may, within three months after the date of the termination of his employment, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of the termination of his employment. If the optionee is disabled (within the meaning of Section 422(c) of the Code) upon the termination of his employment, the three-month period provided in this paragraph shall be extended to twelve months.

          (ii) Upon the death of any optionee while employed with the Company, or within the three-month period referred to in Section 6(i)(i) above (twelve months, in the case of a disabled optionee), the optionee's estate or the person to whom such optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the optionee's death, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of his death.

          Nothing in this subsection shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

7.   ADDITIONAL TERMS OF INCENTIVE STOCK OPTIONS.

     Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 6 above:

     (a) The aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of the shares of Common Stock for which any employee may be granted incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company) shall not exceed $100,000.

     (b) If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Section 422(a)(1) of the Code, the optionee shall be required to notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, and number of shares involved, and with any other information about such disposition that the Company may reasonably request.

7.1  TERMS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS.

     Each Option granted under the Plan to a Non-Employee Director shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, including the following terms and conditions:

     (a) The purchase price of each share of Common Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted.

     (b) An Option granted to a Non-Employee Director shall be exercisable in full on the date that is six months after the date of the grant of the Option and, to the extent not already exercised, shall expire upon the earlier to occur of (i) the date that is six months after the termination of the Non-Employee Director's service as a Non-Employee Director or a Key Employee and (ii) the date that is ten years after the date of the grant of the Option.

     (c) An Option shall require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

     (d) The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

     (e) An Option shall not be assignable or transferable by the optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by him.

8.   ADJUSTMENT OF SHARES AVAILABLE.

     If there is any change in the number of outstanding shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares available for Options and of shares subject to any Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 424(a) of the Internal Revenue Code, then the number of shares available for Options and of shares subject to any Option and the purchase price of any share subject to any Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

     Upon a Change of Control of the Company, all terms, conditions, restrictions, and limits in effect on outstanding Options shall lapse as of the Change of Control, and all outstanding Options shall be immediately exercisable.

     Further, upon a Change of Control, the Committee in its sole discretion may
(i) provide for the purchase of each Option then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to such Option (which shall not be less than the amount of cash and the fair market value of other consideration tendered for such shares in the Change of Control transaction) over the aggregate purchase price of the shares subject to the Option, (ii) make such adjustments to Options then outstanding as the Committee finds appropriate to reflect the Change of Control, or (iii) cause any surviving corporation in the Change of Control to assume Options then outstanding or substitute new options for such outstanding Options.

9.   AMENDMENT.

     The Board of Directors of the Company may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Section 8, increase the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 4 or decrease the minimum purchase price of shares of Common Stock subject to an Option, as set forth in Sections 6(a) and 7.1(a); (ii) extend the term of the Plan; (iii) change the classes of employees and directors to whom Options may be granted under the Plan; (iv) provide for the administration of the Plan otherwise than by a Committee composed entirely of Non-Employee Directors as set forth in Section 2(e); or (v) materially increase the cost of the Plan to the Company. No amendment of the Plan shall adversely affect any right of any holder of an Option already granted without such optionee's written consent.

10.  TERMINATION OF PLAN.

     The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock that are not then subject to grants. Unless terminated earlier by the Board of Directors, the Plan shall terminate on February 1, 2006.

11.  NO RIGHT TO CONTINUED EMPLOYMENT.

     Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any employee.

12.  RIGHTS AS STOCKHOLDER.

     No person shall have the rights of a stockholder with respect to shares of Common Stock subject to an Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of an Option.

13.  REGULATORY APPROVALS AND LISTING.

     The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

14.  CONSTRUCTION.

     The Plan shall be construed in accordance with the law of the State of Delaware. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in Section 422 of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to effectuate such intention. The Committee shall have the power to amend the Plan to conform with Section 422 of the Code or of any new revenue laws of the United States that accord similar tax treatment to stock option plans.

15.  SATISFACTION OF TAX LIABILITIES.

     Notwithstanding any other provision of this Plan, the Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the optionee through the delivery of a sufficient amount of cash to the Company or, with the consent of the Committee, through the retention of shares of Common Stock otherwise issuable on the exercise of the Option or the delivery of Common Stock to the Company by the optionee, under such terms as the Committee finds appropriate. Whenever under the Plan payments are made in cash, such payments shall be net of amounts sufficient to satisfy federal, state and local withholding tax requirements.

                                                                      APPENDIX C

                        SIZELER PROPERTY INVESTORS, INC.
                      1994 DIRECTORS' STOCK OWNERSHIP PLAN
                      AS AMENDED THROUGH JANUARY 15, 2002


SECTION 1. INTRODUCTION

      Sizeler Property Investors, Inc. (the "Company"), established the
Sizeler Property Investors, Inc. 1994 Directors' Stock Ownership Plan effective January 1, 1994, and amended the Plan by the First Amendment effective August 1, 1994, the Second Amendment, effective August 16, 1996, and the Third Amendment effective January 15, 2002. The Plan, as restated to incorporate the amendments made by the First, Second, and Third Amendments is set forth below and is to be known as the Sizeler Property Investors, Inc. Directors' Stock Ownership Plan, as amended, effective January 15, 2002 (the "Plan").

      In connection with the establishment of the Plan, the Company determined to grant no additional options under the 1989 Directors' Stock Option Plan.


SECTION 2. PURPOSES

      The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging directors to increase their proprietary interest in the Company through receipt of their annual fees in the form of shares of the common stock, $0.0001 par value, of the Company ("Shares").

SECTION 3. PARTICIPATION

      Each member of the Company's Board of Directors who is not an employee of the Company (a "Director") shall be eligible to participate in the Plan.


SECTION 4. ANNUAL STOCK AWARD

      (a) There shall be an Annual Award Date under this Plan for each calendar year beginning with 1994. The Annual Award Date shall be the first business day following January 15 of the calendar year, except that, for the year 1995, the Award Date shall be February 15.

     On each Annual Award Date after December 31, 1996, and before January 1, 2002, each then-current Director shall automatically receive an award of 1,500 Shares. On each Annual Award Date after December 31, 2001, each then-current Director shall automatically receive an award of 2,000 shares. Such an award and any award pursuant to Section 4(b) shall be referred to in this Plan as the Annual Stock Award.

     (b) A Director who is elected to the Board of Directors at an annual meeting of shareholders or who is appointed to fill a vacancy on the Board of Directors at any time prior to October 1 of any calendar year and who has not previously been issued an Annual Stock Award for the calendar year in which the Director was so elected or appointed shall receive an Annual Stock Award for that calendar year five business days after the date of such election or appointment to the Board.

SECTION 5. ISSUANCE OF SHARES

     Subject to the provisions of Sections 6, 7 and 12, the Company shall issue to an eligible Director the requisite number of Shares included in an Annual Stock Award as soon as practicable following the date of receipt of the Annual Stock Award.

SECTION 6. RESTRICTIONS ON ISSUANCE OF SHARES; RIGHTS AS SHAREHOLDERS

     The obligation of the Company to issue Shares pursuant to an Annual Stock Award shall be subject to the condition that, should the Board of Directors of the Company determine that the listing, registration, or qualification of the Shares upon any securities exchange or under any state or federal law or the consent or approval of any regulatory body is necessary or desirable as a condition to or in connection with the issuance of the Shares, no such Shares may be issued unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The certificates representing Shares issued by the Company in connection with an award under this Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

     A Director will have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with an award under this Plan until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

SECTION 7. CASH ELECTION

     Except as provided in Paragraph (iii) below, a Director who will be eligible for an Annual Stock Award on an Annual Award Date may elect a cash payment in the amount described below (the "Cash Substitute") instead of the issuance of some or all of the Shares included in the Director's Annual Stock Award. The Company shall pay the Cash Substitute as soon as practicable following the Annual Award Date.

     The Cash Substitute shall equal 90 percent of the value, as determined below, of that number of Shares included in the Annual Stock Award which the Director elects not be issued. For the purposes of this Plan, the value of each Share included in the Annual Stock Award shall be deemed to equal the average closing price of a Share on the New York Stock Exchange (or, if not listed on that exchange, on any other national securities exchange or over-the-counter market selected by the Board of Directors on which the Shares were traded) on the last five days preceding the Annual Award Date on which Shares were traded, as reported in The Wall Street Journal or another publication selected by the Board of Directors.

     To elect the Cash Substitute, a Director shall file an irrevocable written election with the Secretary of the Company by June 30 preceding the Annual Award Date, subject to the following provisions:

          (i) An election relating to an Annual Stock Award to be made on January 17, 1994, may be filed until January 14, 1994.

          (ii) An election relating to an Annual Stock Award to be made on February 15, 1995, may be filed until August 12, 1994.

          (iii) A Director may not elect a Cash Substitute for an Annual Stock Award to be made pursuant to Section 4(b) upon the Director's election or appointment to the Board of Directors, nor may a Director elect a Cash Substitute for an Annual Stock Award to be made on an Annual Award Date unless the Director was a Director on and filed an election on or before the last date for filing an election relating to that Annual Award Date.

SECTION 8. ADMINISTRATION

     The Board of Directors shall administer the Plan. Any determination of the Board of Directors with respect to participation, the amount of awards, the payment of awards, or any matter involving the interpretation of the Plan shall be conclusive and binding on all participants.

SECTION 9. NO ASSIGNMENT

     A Director may not assign any right to an award or payment under this Plan, and awards and payments shall not be subject to alienation whether by garnishment, lien, or otherwise, except as required by law.

SECTION 10. CAPITAL ADJUSTMENTS

     The number of Shares included in an Annual Stock Award pursuant to Section 4 shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock dividend, stock split, reclassification, recapitalization, combination, or exchange with respect to the Shares.

SECTION 11. AMENDMENT AND TERMINATION

     The Board of Directors of the Company may amend or terminate this Plan at any time by resolution, provided, however, that no amendment or termination of the Plan may adversely affect any award to which a Director has previously become entitled, and provided, further, that no amendment that would materially increase the benefits accruing to Directors shall be made without the approval of the Company's shareholders.

SECTION 12. APPROVAL OF SHAREHOLDERS

     This Plan shall be effective immediately upon approval by the Company's shareholders. Any issuance of Shares prior to the approval of the Plan by the Company's shareholders may be conditional upon the subsequent approval of shareholders at the next annual meeting of shareholders.

SECTION 13. OTHER DIRECTOR COMPENSATION

     This Plan does not preclude payment of fees to a Director for attendance at meetings of the Board of Directors and of committees of the Board of Directors in such amounts and upon such terms as the Board of Directors shall approve from time to time.

SECTION 14. AUTHORIZATION

     The Board of Directors of the Company authorized the establishment of this Plan by action duly taken at its meeting on October 29, 1993.

                        SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                           Kenner, Louisiana   70062

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints SIDNEY W. LASSEN and THOMAS A. MASILLA, JR. and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, par value $0.0001 per share, of Sizeler Property Investors, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Four Seasons Resort, 2800 South Ocean Boulevard, Palm Beach, Florida on Friday, May 10, 2002 at 10:00 a.m., local time, or any adjournment thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSALS 1, 2 AND 3. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 4 ON THE REVERSE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be dated and signed on the reverse side.)

1. ELECTION OF DIRECTORS: Election of the two nominees listed below to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     FOR all nominees  [_]    WITHHOLD AUTHORITY [_]    Exceptions  [_]
     listed below             to vote for all nominees
                              listed below

     INSTRUCTION:   To withhold authority to vote for any individual nominee,
     strike a line through his name in the list below.

     Nominees:   01 - Francis L. Fraenkel and 02 - Sidney W. Lassen

2. AMENDMENT TO 1996 STOCK OPTION PLAN: Proposal to approve the amendments to the Company's 1996 Stock Option Plan, as amended, (i) to increase the total number of shares of common stock available under the plan, (ii) to increase the number of shares of common stock with respect to which options may be granted to non-employee directors individually and as a group, and (iii) to modify the definition of a "change of control."

     FOR  [_]           AGAINST [_]            ABSTAIN [_]

3. AMENDMENT TO 1994 DIRECTORS' STOCK OWNERSHIP PLAN: Proposal to approve the amendments to the Company's 1994 Directors' Stock Ownership Plan, as amended, to increase the number of shares of common stock granted to non-employee directors on an annual basis.

     FOR  [_]           AGAINST [_]            ABSTAIN [_]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
To change your address, please mark this box.   [_]

Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, trustees, administrators, etc. are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

________  ________________________  ________________________
Date      Share Owner sign here     Co-Owner sign here

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